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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in and incorporation by reference into the Prospectus Supplements dated February
23, 2000 to the Registration Statements on Form S-3 of Level 3 Communications, Inc. (Nos. 333-68887 and 333-91899) of our report dated February 2, 2000, on our audits of the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1999 and 1998 and for the years then ended and to all references to our Firm included in the Prospectus Supplements dated February 23, 2000.


/s/ Arthur Andersen LLP

Denver, Colorado
February 23, 2000